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                                                                    Exhibit 10.1

                            FIRST AMENDMENT OF LEASE

            THIS FIRST AMENDMENT OF LEASE (this "Amendment") is made as of the 15th day of August, 2003, by BHX, LLC, a Massachusetts limited liability company, as Trustee of 3 Forbes Realty Trust, a Massachusetts nominee trust ("Landlord"), and ANTIGENICS, INC., a Delaware corporation ("Tenant").

                                    Recitals

            A. Landlord and Tenant entered into a Lease (the "Lease") dated as of December 6, 2002, pursuant to which Landlord leased to Tenant space in the building commonly known as 3 Forbes Road, Lexington, Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

            B. Landlord achieved Substantial Completion of Landlord's Work as of August 1, 2003 and delivered possession of the Original Premises to Tenant as of the Commencement Date.

            C. The parties have confirmed the Leasable Square Footage of the Original Premises, the First Additional Premises, the Second Additional Premises and the Premises to be, respectively, 93,894 square feet, 37,850 square feet, 29,786 square feet and 161,530 square feet.

            D. The parties desire to enter into this Amendment to adjust the Leasable Square Footage of the Original Premises, the First Additional Premises, the Second Additional Premises and the Premises as provided above, to eliminate
Section 2.6 of the Lease providing for remeasurement of the Premises, to confirm that Landlord achieved Substantial Completion of Landlord's Work by August 1, 2003, to confirm that Landlord has delivered, and Tenant has accepted, possession of the Original Premises by the Commencement Date, and to confirm that Landlord has completed the punch list items with respect to Landlord's Work in accordance with Sections 3.1(c) and 3.2 of the Lease.

                             Statement of Amendment

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

            1. Leasable Square Footage of Original Premises, First Additional Premises, Second Additional Premises and Premises. The Leasable Square Footage of the Original Premises is adjusted from 88,510 square feet to 93,894 square feet. The Leasable Square Footage of the First Additional Premises is adjusted from 40,000 square feet to 37,850 square feet. The Leasable Square Footage of the Second Additional Premises is adjusted from 31,490 square feet to 29,786 square feet. The aggregate Leasable Square Footage of the Premises is adjusted from 160,000 square feet to 161,530 square feet. The adjusted Original Premises, First Additional Premises and Second Additional Premises are depicted on Exhibit C hereto. Section 2.6 of the Lease, providing for remeasurement of the Premises, is eliminated. In furtherance of the above provisions of this Section 1, the Lease is amended as follows:

                  a. Item 3C of Summary of Basic Terms. Item 3C of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

      "3C. Leasable Square Footage of the Premises: From the Commencement Date until the First Expansion Date, 93,894 square feet (the Original Premises); from the First Expansion Date until the Second Expansion Delivery Date, 131,744 square feet (the Original Premises and the First Additional Premises); and from
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            and after the Second Expansion Delivery Date, 161,530 square feet
            (the Original Premises, the First Additional Premises and the Second Additional Premises)."

                  b. Item 9 of Summary of Basic Terms. Item 9 of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

      "9. Base Rent: Base Rent for the first Lease Year is $938,940.00 ($78,245.00 per month), determined on the basis of an annual rate of $10.00 per square foot. The annual per square foot Base Rent shall be adjusted as of the beginning of each Lease Year during the Lease Term to be one hundred three percent (103%) of the annual per square foot Base Rent for the immediately preceding Lease Year, rounded to the nearest cent. Therefore, the Base Rent for the Initial Term shall be as follows:

                                            ANNUAL            MONTHLY          PSF
PERIOD                                      RATE              RATE             RATE
------                                      ----              ----             ----
First (1st) Lease Year (8/15/03-
8/31/04):                                   $  938,940.00      $78,245.00       $10.00

Second (2nd) Lease Year until First
Expansion Date (9/1/04-8/15/05
(anticipated))                              $  967,108.20      $80,592.35       $10.30

First Expansion Date until end of
second (2nd) Lease Year (8/15/05
(anticipated)-8/31/05                       $1,356,963.20     $113,080.26      $10.30

Third (3rd) Lease Year until Second
Expansion Rent Commencement Date
(9/1/05-3/31/06 (anticipated))              $1,397,803.80     $116,483.65      $10.61

Second Expansion Rent
Commencement Date until end of third
(3rd) Lease Year (3/31/06
(anticipated)-8/31/06)                      $1,713,833.30     $142,819.44      $10.61

Fourth (4th) Lease Year (9/1/06-8/31/07)    $1,765,522.90     $147,126.90      $10.93

Fifth (5th) Lease Year (9/1/07-8/31/08)     $1,818,827.80     $151,568.98      $11.26

Sixth (6th) Lease Year (9/1/08-8/31/09)     $1,873,748.00     $156,145.66      $11.60

Seventh (7th) Lease Year (9/1/09- 8/31/10)  $1,930,283.50     $160,856.95      $11.95

Eighth (8th) Lease Year (9/1/10-8/31/11)    $1,988,434.30     $165,702.85      $12.31

Ninth (9th) Lease Year (9/1/11-8/31/12)     $2,048,200.40     $170,683.36      $12.68

Tenth (10th) Lease Year (9/1/12-8/31/13)    $2,109,581.80     $175,798.48      $13.06


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            During any Extension Term, the annual per square foot Base Rent shall continue to be adjusted as of the beginning of each Lease Year to be one hundred three percent (103%) of the annual per square foot Base Rent for the immediately preceding Lease Year, rounded to the nearest cent."

                  c. Definition of Tenant's Share. The third sentence in the definition of Tenant's Share in Section 1.1 of the Lease is deleted in its entirety and the following substituted in place thereof:

      From the Commencement Date until the Second Expansion Rent Commencement Date, Tenant's Share is 81.6%, subject to increase or decrease, as applicable, in the event of an increase or decrease in the Leasable Square Footage of the Premises.

                  d. Section 2.6. Section 2.6 the Lease is deleted in its entirety and the following substituted in place thereof:

            "2.6 INTENTIONALLY OMITTED."

                  e. Exhibit C. Exhibit C to the Lease is deleted in its entirety and Exhibit C to this Amendment is substituted in place thereof.

            2. Confirmation of Substantial Completion and Delivery. Tenant acknowledges and confirms that Landlord achieved Substantial Completion of Landlord's Work by August 1, 2003, and that Landlord has delivered, and Tenant has accepted, possession of the Original Premises by the Commencement Date as contemplated by the Lease. Tenant confirms that Landlord has completed the punch list items with respect to Landlord's Work in accordance with Sections 3.1(c) and 3.2 of the Lease.

            3. Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

            4. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

                                   BXH, LLC, as Trustee of 3 Forbes Realty Trust


                                   By:       /s/ Robert A. Schlager
                                      ------------------------------------------
                                   Name:         Robert A. Schlager
                                        ----------------------------------------
                                   Title:            member
                                         ---------------------------------------

                                   ANTIGENICS, INC.


                                   By:                /s/ Garo H. Armen
                                      ------------------------------------------
                                   Name:                  Garo Armen
                                        ----------------------------------------
                                   Title:              Chairman and CEO
                                         ---------------------------------------


Attachment:     EXHIBIT C - Building Floor Plans


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